Exhibit 10.1
SUBLEASE AGREEMENT
between
LIGAND PHARMACEUTICALS INCORPORATED
as Sublandlord
and
eBIOSCIENCE, INC.
as Subtenant

Building Address:	10255 Science Center Drive
San Diego, California 92121

SUBLEASE AGREEMENT
     THIS SUBLEASE AGREEMENT (“Sublease”) is made as of December 6, 2007, by and between LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (“Sublandlord”) and eBIOSCIENCE, INC., a California corporation (“Subtenant”), with Sublandlord and Subtenant hereinafter sometimes referred to collectively as the “Parties” and individually as a “Party”), with reference to the following facts:
RECITALS
     A. Sublandlord and BMR 10255 Science Center Drive LLC, a Delaware limited liability company (“Master Landlord”) are parties to that certain Lease dated July 6, 1994, by and between Sublandlord and Master Landlord’ predecessor, Chevron/Nexus Partnership (Lot 13), as amended by that certain First Amendment to Lease dated December 15, 1994, and by that certain Second Amendment to Lease dated January 30, 1997 (collectively, the “Master Lease”). The Master Lease covers certain space consisting of approximately 52,800 rentable square feet (the “Premises”) consisting of the entire building at 10255 Science Center Drive, San Diego, California 92121 (the “Building”).
     B. Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, all of the Premises on the terms, covenants and conditions herein.
     C. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Master Lease.
AGREEMENT
     NOW, THEREFORE, in consideration of the recitals and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows.
1. Definitions: The following definitions apply in this Sublease:
     1.1 Base Rent; Adjustment. Commencing on the Sublease Commencement Date, Base Rent shall be $64,944.00 per month ($1.23 per rentable square foot). On January 1, 2009 and each January 1 thereafter (“Rent Adjustment Date”), the Base Rent shall be increased by 3% of the Base Rent in effect immediately prior to such Rent Adjustment Date.
     1.2 Security Deposit: $259,776 in cash.
     1.3 Premises: All of the Premises described under the Master Lease, as depicted on Exhibit B-1 attached hereto.
     1.4 Term: The term of this Sublease (“Sublease Term”) shall commence on January 1, 2008 (“Sublease Commencement Date”). The Sublease Term shall expire on July 30, 2015 (“Sublease Expiration Date”), which is one day prior to the expiration of the term of the Master Lease. Subtenant shall be permitted to occupy the Premises prior to the Sublease Commencement Date upon (i) payment of the first month’s Base Rent and the Security Deposit in accordance with Section 5.3, (ii) the obtaining of the Master Landlord’s Consent described in Section 21 below, and (iii) the compliance by Subtenant of all of its obligations with respect to insurance and insurance certificates pursuant to Section 11 below.
2. Sublease.
     2.1 Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Premises, together with all appurtenances thereto as provided in the Master Lease.
     2.2 Sublandlord, as part of the Premises additionally leases to Subtenant, and Subtenant hereby subleases from Sublandlord, the telephone wiring and switches and the movable personal property that currently exists in the Premises owned by Sublandlord and that is described in the inventory attached hereto as Exhibit B-2 (the “Furniture”). The Furniture includes various desks, workstations, conference table, chairs, telephone wiring and switches, but does not include the existing movable equipment and instrumentation in the vivarium described on the attached Exhibit B-3 (“Sublandlord’s Vivarium Equipment”). If Sublandlord has not completed the inventories of the Furniture or of Sublandlord’s Vivarium Equipment by the time this Sublease is executed, Exhibits B-2 and B-3 shall be left blank, and the parties shall reasonably agree upon their form, and attach such agreed forms to the Sublease, as soon as practicable, but in no event later than the Sublease Commencement Date. At the expiration or early termination of the Sublease term, Subtenant shall return the Furniture to Sublandlord in the Premises in its current state of repair, reasonable wear and tear excepted. Subtenant shall, at its sole cost, keep the Furniture insured against fire and other casualty under an “all-risk” policy of fire or casualty insurance, with loss payable to Sublandlord.
     2.3 Sublandlord is the tenant of an adjacent building located at 10275 Science Center Drive. A portion of the outdoor common area of such adjacent building that is also adjacent to the Premises contains certain eating/picnic areas and tables, a sports field and a basketball court (collectively, the “Off-Premises Recreation Area”). Sublandlord grants to Subtenant (and Subtenant’s employees and invitees authorized by Subtenant) a nonexclusive license to use the Off-Premises Recreation Area in common with Sublandlord and its employees and invitees, subject to the following: (i) all of Subtenant’s indemnification obligations in favor of Sublandlord with respect to the Premises shall apply to the use of the Off-Premises Recreation Area by Subtenant and its employees and invitees, (ii) Sublandlord shall have the right to adopt (and Subtenant and its employees and invitees shall observe) reasonable rules and regulations with respect to the use of the Off-Premises Recreation Area, including without limitation with respect to the scheduling of company events and hours of use, and (iii) all of Subtenant’s use and rights to use the Off-Premises Recreation Area shall be subject to the lease that Sublandlord has with the owner of the Off-Premises Recreation Area and to the revocation of such license in whole or in part if Sublandlord reasonably determines that such use is not permitted pursuant to such other lease. All of Subtenant’s obligations with respect to indemnification and liability insurance shall apply to the use by Subtenant of the Off-Premises Recreation Area by Subtenant and its employees and invitees.

3. Condition of Premises.
     3.1 Subtenant acknowledges and agrees that Sublandlord (and any person purporting to act on behalf of Sublandlord) has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (i) value; (ii) the suitability of the Premises for any and all activities and uses that Subtenant may conduct thereon, including the possibilities for future development of the Premises; (iii) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Premises; (iv) the manner, quality, state of repair or lack of repair of the Premises; (v) the nature, quality or condition of the Premises; (vi) the compliance of or by the Premises or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body; (vii) the manner or quality of the construction or materials, if any, incorporated into the Premises; (viii) whether the Premises is in compliance with any environmental protection, pollution or land use laws, rules, regulations, orders or requirements, including but not limited to, the following laws and any amendments thereto: Title III of the Americans with Disabilities Act of 1990, California Health & Safety Code, the Federal Water Pollution Control Act, the Federal Resource Conservation and Recovery Act, the U.S. Environmental Protection Agency Regulations at 40 C.F.R., Part 261, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as Amended (“CERCLA”), the Resource Conservation and Recovery Act of 1976 (“RCRA”), the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, and regulations promulgated under any of the foregoing; (ix) whether there is the presence or absence of Hazardous Materials in, at, on, under, or adjacent to the Premises that were not caused by Sublandlord; (x) the conformity of the Premises to past, current or future applicable zoning or building requirements; (xi) the ownership of, title to or other rights in the Intangible Personal Premises or any portion thereof, or (xii) with respect to any other matter. Subtenant further acknowledges and agrees that Subtenant has been given the opportunity to inspect the Premises and to review information and documentation affecting the Premises and that Subtenant is relying solely on its own investigation of the Premises and review of such information and documentation, and not on any information provided or to be provided by Sublandlord.
     3.2 SUBTENANT FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, SUBTENANT ACCEPTS THE PREMISES AS IN THEIR “AS IS” CONDITION AND BASIS WITH ALL FAULTS, AND THAT SUBLANDLORD HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS. SUBTENANT REPRESENTS, WARRANTS AND COVENANTS TO SUBLANDLORD THAT SUBTENANT IS RELYING SOLELY UPON SUBTENANT’S OWN INVESTIGATION OF THE PREMISES IN ENTERING INTO THIS SUBLEASE.
4. Rent.
     4.1 Base Rent. During the Sublease Term, Subtenant shall pay Sublandlord the Base Rent as set forth in Section 1 of this Sublease, without set-off or deduction whatsoever. Base Rent shall be due and payable by Subtenant in immediately available funds, in advance on or before the first day of each calendar month without notice or demand.

     4.2 Additional Rent. In addition to the Base Rent, Subtenant shall pay (i), any and all charges, expenses or other sums Subtenant is required to pay under the terms of this Sublease, and (ii) any and all “Additional Rent” as defined in the Master Lease (which Additional Rent encompasses, among other things, Operating Costs, Taxes and Assessments, Utilities and Services, Repairs and Maintenance, and the costs of management services), the periodic payments into the Reserve Fund as provided in Section 18.5 of the Master Lease, and all other amounts required to be paid by Sublandlord under the Master Lease (“Additional Rent,” and together with Base Rent, “Subtenant’s Rent”), whether directly to Master Landlord or directly to the taxing authorities or to the providers of any of the services, utilities, insurance policies or other matters to be paid for by Subtenant. Sublandlord shall have the same rights and remedies with respect to payment of Additional Rent as Sublandlord shall have with respect to the Base Rent. Subtenant shall remain responsible for Subtenant’s Rent and any other charges, expenses or other sums that first arise, accrue or are invoiced at any time during or after the expiration of the Sublease Term, whether by Sublandlord or Master Landlord, to the extent they arise or accrue with respect to any period during the Sublease Term from any liabilities or obligations of Subtenant under the provisions of this Sublease (including any obligations under the Master Lease that are incorporated herein as liabilities or obligations of Subtenant).
     4.3 Impounds and Reserve Funds.
          a. If any portion of Additional Rent is paid in advance or on an estimated basis (so called “impound payments”) under the Master Lease, Tenant shall pay such impound payments in the amount due under the Master Lease monthly in advance at the same time as provided for the payment of Base Rent. Any reconciliation of any impound payments for periods prior to the Sublease Commencement Date shall belong to, or be paid by, Sublandlord.
          b. Prior to the Rent Commencement Date, Subtenant shall reimburse Sublandlord for the then-current balance of the Reserve Account established pursuant to Section 18.5 of the Master Lease. The parties estimate that as of the Sublease Commencement Date, the balance of the Reserve Account will be approximately $105,477. Upon such payment, Subtenant shall have the right to exercise all rights of “Tenant” under Section 18.5 of the Master Lease with respect to payments to be made from the Reserve Account. So long as Subtenant is not in default hereunder, at the end of the Sublease Term, Sublandlord shall cause all amounts remaining in the Reserve Account to be returned to Subtenant in accordance with the terms of Section 18.5.
5. Rent Payments.
     5.1 Subtenant’s Rent and all other charges, expenses or other sums Subtenant is required to pay to Sublandlord hereunder shall be due and payable without billing or demand, and without deduction, set-off or counterclaim, except as otherwise provided herein, in lawful money of the United States of America, at Sublandlord’s address for notices in Section 24 hereof or to such other person or at such other place as Sublandlord may designate in writing, and shall be due and payable by Subtenant to Sublandlord on or before the date specified in this Sublease, provided that if no date is specified as to the applicable payment, then on or before (i) five (5) business days prior to the corresponding date provided in the Master Lease for payment of the same by Sublandlord to Master Landlord or (ii) if there is no corresponding date provided in the Master Lease for payment of the same by Sublandlord to Master Landlord, then five (5) business days after written request from Sublandlord to Subtenant. The failure of Subtenant to make payment in full of Subtenant’s Rent or any other charges, expenses or other sums Subtenant is required to pay to Sublandlord hereunder by the due date provided herein for such payment, shall subject Subtenant to the obligation to pay to Sublandlord interest in accordance with the provisions of Section 17.
     5.2 Sublandlord may upon reasonable prior written notice (which notice shall include Master Landlord’s address and Master Landlord’s acknowledgement of such notice) instruct Subtenant to make any payment of Subtenant’s Rent directly to Master Landlord, in which event Subtenant shall timely make all such payments so instructed directly to Master Landlord (with a copy of the check or other evidence of payment to be contemporaneously forwarded by Subtenant to Sublandlord at the time of making of each such payment), and in such event Sublandlord shall have no responsibility to Subtenant for the payment of any such amount, and Subtenant shall be solely responsible for any interest or late charges that may be imposed as a result of any failure of Subtenant to have timely and properly made any such payment to Master Landlord. Any payment made directly by Subtenant to Master Landlord at the request of Sublandlord shall be credited against any of Subtenant’s Rent due under this Sublease as and when received by Master Landlord.
     5.3 Within two (2) business days following mutual execution and delivery of this Sublease, Subtenant shall pay to Sublandlord the first installment of Base Rent (which shall be applicable to the month of January, 2008), and the full amount of the Security Deposit.
6. Use. Subtenant shall use and occupy the Premises only for the purposes permitted under, and in a manner consistent with, the provisions of the Master Lease.
7. Security Deposit. Upon execution of this Sublease, Subtenant shall deposit with Sublandlord the amount specified in Section 1.2 (the “Security Deposit”), to be held by Sublandlord, without liability for interest, as security for Subtenant’s performance of its obligations under this Sublease. Sublandlord shall not be required to keep the Security Deposit separate from its other accounts. Sublandlord may apply all or a part of the Security Deposit to any unpaid Subtenant Rent or other monetary payments due from Subtenant or to cure any other default of Subtenant hereunder and to compensate Sublandlord for all damage and expense sustained as a result of such default. If all or any portion of the Security Deposit is so applied, Subtenant shall deposit cash sufficient to restore the Security Deposit to its original amount within fifteen (15) days after receipt of Sublandlord’s written demand. If Subtenant fully and faithfully performs each of its obligations under this Sublease, the Security Deposit or any balance thereof shall be returned to Subtenant within thirty (30) days of the later of the expiration or earlier termination of this Sublease or the vacation of the Premises by Subtenant.
8. Status of Master Lease.
     8.1 Sublandlord and Subtenant confirm and agree that this Sublease is subject and subordinate to all of the terms, covenants and conditions of the Master Lease, and to the matters to which the Master Lease shall be subordinate. Without limiting the generality of the foregoing, in the event of termination of Sublandlord’s interest under the Master Lease for any reason

(including, without limitation, upon the occurrence of any casualty or condemnation pertaining to the Premises) this Sublease shall terminate concurrently therewith and Sublandlord shall return to Subtenant the unapplied balance of the Security Deposit and any prepaid Subtenant’s Rent within thirty (30) days of such termination.
     8.2 Sublandlord represents to Subtenant that to Sublandlord’s current actual knowledge, as of the Sublease Commencement Date, (i) Sublandlord is not, and Sublandlord has not received any written notice from Master Landlord that Sublandlord is, in breach of any material term, covenant, or conditions of the Master Lease, including the provisions of the Master Lease related to Hazardous Materials and (ii) there are no breaches or defaults under the Master Lease by Master Landlord or Sublandlord, (iii) Sublandlord knows of no events or circumstances that with the passage of time or the giving of notice or both would constitute a default under the Master Lease by either Master Landlord or Sublandlord; and (iv) Sublandlord has received no written notice from Master Landlord that any material repairs are required at the Premises. Sublandlord agrees to perform all of its obligations under the Master Lease and, except for a termination of the Master Lease in connection with a casualty or condemnation pursuant to Sublandlord’s express rights as set forth therein, to maintain the Master Lease in full force and effect, except to the extent that any failure to maintain the Master Lease is due to the failure of Subtenant to comply with any of its obligations under this Sublease. Sublandlord shall not amend or modify the Master Lease in such a manner as to materially adversely affect Subtenant’s use of the Subleased Premises or increase the obligations or decrease the rights of Subtenant hereunder, without the prior written consent of Subtenant.
     8.3 If Sublandlord fails to pay any sum of money to Master Landlord, or fails to perform any other act on its part to be performed under the Master Lease or this Sublease, then Subtenant may, but shall not be obligated to, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be payable by Sublandlord to Subtenant upon demand.
     8.4 In the event that Subtenant desires to make any alterations or improvements, or otherwise take any action that will require the consent of Master Landlord, then (i) Subtenant shall seek and obtain Sublandlord’s consent or approval in the same manner and under the same standards as apply to the consent of Master Landlord under the Master Lease, and (ii) Subtenant shall additionally obtain the consent directly from Master Landlord as required under the Master Lease. Sublandlord shall cooperate, at no cost or expense to Sublandlord, in connection with Subtenant’s request for such consent of Master Landlord.
9. Remedies.
     In addition to the remedies set forth in the Master Lease, in the event of any default by Subtenant, Master Landlord shall, in addition to any and all other rights and remedies set forth in the Master Sublease or provided by law, Sublandlord shall have the remedy described in California Civil Code Section 1951.4 (Sublandlord may continue this Sublease in effect after Subtenant’s breach and abandonment and recover rent as it becomes due, if Subtenant has the right to sublet or assign, subject only to reasonable limitations), as follows: Sublandlord can continue this Sublease in full force and effect without terminating Subtenant’s right of possession, and Sublandlord shall have the right to collect rent and other monetary charges when due and to enforce all other obligations of Subtenant hereunder. Sublandlord shall have the right to enter the Premises to do acts of maintenance and preservation of the Premises, to make alterations and repairs in order to relet the Premises, and/or to undertake other efforts to relet the Premises. Sublandlord may also remove personal property from the Premises and store the same in a public warehouse at Subtenant’s expense and risk. No act by Sublandlord permitted under this Section shall terminate this Sublease unless a written notice of termination is given by Sublandlord to Subtenant or unless the termination is decreed by a court of competent jurisdiction. Sublandlord shall not, by any re-entry or other act, be deemed to have accepted any surrender by Subtenant of the Premises or Subtenant’s interest therein, or be deemed to have terminated this Sublease or Subtenant’s right to possession of the Premises or the liability of Subtenant to pay rent accruing thereafter or Subtenant’s liability for damages under any of the provisions hereof, unless Sublandlord shall have given Subtenant notice in writing that it has so elected to terminate this Sublease.
10. Incorporation of Master Lease Terms.
     10.1 The applicable terms, covenants and conditions contained in the Master Lease are hereby incorporated herein and shall, as between Sublandlord and Subtenant, constitute additional terms, covenants and conditions of this Sublease, except to the extent set forth below. Except as provided in this Section 10, all references in the Master Lease to “Master Landlord,” “Tenant,” “Master Lease,” “Commencement Date” and “Rent” shall, for purposes of incorporation thereof into this Sublease, mean and refer to “Sublandlord,” “Subtenant,” “Sublease,” “Sublease Commencement Date” and “Subtenant’s Rent,” respectively. Subtenant agrees to be bound by the provisions of the Master Lease incorporated herein and to keep, observe and perform for the benefit of the Master Landlord and Sublandlord each of the terms, covenants and conditions on its part to be kept, observed and performed hereunder as well as those applicable terms, covenants and conditions to be observed and performed by Sublandlord as Tenant under the Master Lease with respect to the Premises. Without limiting the foregoing, Subtenant shall not commit or permit to be committed on the Premises any act or omission that shall violate any term, covenant or condition of the Master Lease. Subtenant shall under no circumstances have any rights with respect to the Premises greater than Sublandlord’s rights under the Master Lease.
     10.2 In the event of conflict between any provision of the Master Lease that is incorporated herein as described above in this Section 10 and any provision of this Sublease, the provisions of this Sublease shall control.
     10.3 The following Sections and provisions of the Master Lease do not apply to, shall not be a part of, and are not incorporated into this Sublease. Notwithstanding in such sections are not incorporated in the terms of this Sublease, such subsections nevertheless form a part of the Master Lease, and any definitions set forth in such excluded sections shall continue to be applicable hereto.

Section	Subject Matter
2.1.2	Basic Annual Rent
2.1.3	Monthly Installments of Basic Annual Rent
2.1.4	Term
2.1.5	Security Deposit
2.1.7	Address for Notice
3 – All Subsections	Term
4 – All Subsections	Construction
5.1	Rent
5.2	Rent
5.3	Rent
5.4	Rent
6. – All Subsections	Rental Adjustments
7.4	Pre-commencement Operating Expenses
7.8	Additional Tenant Improvement Contribution
9. – All Subsections	Security Deposit
8. – All Subsections	Rentable Area
10.5	Master Landlord Warranty
11.	Brokers
12.2	Holdover
14.4	Master Landlord Warranty
20.2	Master Landlord Indemnity
28.2	Construction
30. – All Subsections	Removal of Property at end of Term
31.4	Construction
35. – All Subsections	Subordination and Attornment
39.8	Master Landlord Representation
40. – All Subsections	Right of First Refusal
41. – All Subsections	Option to Purchase
1. of First Amendment	Option to Purchase
     10.4 Sublandlord and Subtenant agree that Sublandlord shall not be responsible or liable to Subtenant for the performance or non-performance of any obligations of Master Landlord under the Master Lease, and in furtherance thereof agree as follows:
          a. Notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall not be required to (A) provide or perform any insurance and services or any alterations, improvements, improvement allowances or other construction obligations as to the Premises, except with respect to Hazardous Materials insurance as set forth in paragraph 8.2 above, (B) perform any maintenance or make any of the repairs to the Premises or Building, (C) comply with any laws or requirements of governmental authorities regarding the maintenance or operation of the Premises after Subtenant takes possession of the Premises or prior thereto the extent required to be complied with by Master Landlord under the Master Lease, (D) take any other action relating to the operation, maintenance, repair, alteration or servicing of the Premises that Master Landlord may have agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Master Lease, or (E) provide Subtenant with any rebate, credit, allowance or other concession required of Master Landlord for any reason pursuant to the Master Lease unless Sublandlord receives a rent abatement with respect to the Premises and Subtenant is not in default of its obligations under the Sublease, beyond all applicable notice and cure periods. Sublandlord makes no representation or warranty of quiet enjoyment as to any persons claiming by, through or under Master Landlord, but Sublandlord warrants quiet enjoyment as against any person claiming by, through or under Sublandlord.
          b. Sublandlord agrees, upon request of Subtenant, to use reasonable efforts, at Subtenant’s sole cost and expense, to cause Master Landlord to provide, furnish, or comply with any of Master Landlord’s obligations under the Master Lease or to provide any required consents or approvals; provided, however, that Sublandlord shall not be obligated to use such efforts or take any action that, in Sublandlord’s reasonable judgment, might give rise to a default by Sublandlord under the Master Lease, nor shall Sublandlord be required to commence, pursue, or be a party to any litigation, arbitration or other legal action. Such efforts shall include, without limitation, upon Subtenant’s request, notifying Master Landlord of its non-performance under the Master Lease and requesting that Master Landlord perform its obligations thereunder. If Master Landlord shall default in the performance of any of its obligations under the Master Lease or at law, Sublandlord shall, upon request and at the expense of Subtenant, cooperate as aforesaid with Subtenant in Subtenant’s efforts to have Master Landlord (A) make such repairs, furnish such electricity, provide such services or comply with any other obligation of Master Landlord under the Master Lease or as required by law, (B) compensate Subtenant for any earlier default by Master Landlord in the payment or performance of its liabilities and obligations under the Master Lease during the Sublease Term, and/or (C) assigning Sublandlord’s rights under the Master Lease to Subtenant to the extent necessary to permit Subtenant to institute legal proceedings against Master Landlord to obtain the performance of Master Landlord’s obligations under the Master Lease; provided, however, that if Subtenant commences a lawsuit arbitration or other legal action, Subtenant shall pay all costs and expenses incurred in connection therewith (with any matter affecting the Premises, or a proportionate share of such costs if the matter also effects the Master Premises), Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, all costs and expenses incurred by Sublandlord in connection therewith, and Sublandlord shall not be required to commence, pursue, or be a party to any litigation, arbitration or other legal action.
          c. Subtenant shall not make, and Subtenant hereby waives and releases Sublandlord and the Sublandlord partners from any and all claims against Sublandlord for any damage that may arise by reason of: (i) the failure of Master Landlord to keep, observe or perform any of its obligations under the Master Lease; or (ii) the acts or omissions of Master Landlord or its employees, agents, licensees, contractors or invitees.
          d. Subtenant agrees that any waiver of liability, waiver of subrogation rights, or indemnification provisions in the Master Lease that are incorporated herein as waivers or obligations of Subtenant, shall be deemed expanded so as to provide for Subtenant to make such waivers and provide such indemnities not only in favor of Sublandlord, but also in favor of Master Landlord, and the respective affiliated employees, agents and the like of both Sublandlord and Master Landlord as enumerated in such provisions.

     10.5 In the event that Sublandlord, as Tenant, is entitled to and exercises any termination rights for all or a portion of the Premises, including, without limitation, as a result of (i) damage and destruction under Section 22 of the Master Lease, or (ii) a condemnation under Section 23 of the Master Lease, then Subtenant shall be entitled to similar termination rights with respect to the portion or all of the Premises affected; provided, however, that Sublandlord shall exercise any voluntary termination rights arising from such damage, destruction or condemnation only at the direction of Subtenant.
     10.6 In the event that Sublandlord, as Tenant, receives a rent abatement for all or a portion of the Premises, including, without limitation, as a result of (i) damage and destruction under Section 23 of the Master Lease, or (ii) a partial condemnation under Section 22 of the Master Lease, then Subtenant shall be entitled to abatement of Subtenant’s Rent in the proportion to the abatement afforded Sublandlord under the Master Lease.
11. Insurance. Subtenant shall comply at all times and in all respects with the provisions of Section 9 of the Master Lease with regard to the maintenance of insurance by Sublandlord as “Tenant.” Such insurance shall name, as additional insureds, Sublandlord, Master Landlord, and any other parties required to be named under the terms of the Master Lease, and a policy or certificate thereof shall be provided to Sublandlord not later than two (2) business days prior to the Sublease Commencement Date. The maintenance of insurance coverage with respect to the Premises and any property of Subtenant shall be the sole obligation of Subtenant. All insurance required to be maintained by Subtenant shall provide for thirty (30) days prior written notice to Sublandlord, Master Landlord and such other parties in the event of any termination or reduction in coverage of such insurance. All property insurance policies that either Party obtains affecting the Premises shall include a clause or endorsement denying the insurer any rights of subrogation against the other Party or Master Landlord.
12. Surrender of Premises; Holding Over.
     12.1 At the expiration or earlier termination of the Sublease Term, Subtenant shall surrender the Premises to Sublandlord in the condition required for surrender of the Premises at the end of the Master Lease Term. Subtenant will concurrently deliver to Sublandlord all keys to the Premises.
     12.2 At the expiration or earlier termination of the Sublease Term, Sublandlord may require the removal of any or all furniture, personal property and equipment from the Premises, and the restoration of the Premises to its prior condition, except for reasonable wear and tear, at Subtenant’s expense. All of Subtenant’s furniture, personal property and equipment on or about the Premises, shall be removed from the Premises by Subtenant at the expiration or termination of the Sublease Term. All removals by Subtenant will be accomplished in a good and workmanlike manner so as not to damage any portion of the Premises or, Building, and Subtenant will promptly repair and restore all damage done except for normal wear and tear. If Subtenant does not so remove any property that it has the right or duty to remove, Sublandlord may immediately either claim it as abandoned property, or remove, store and dispose of it in any manner Sublandlord may choose, at Subtenant’s cost and without liability to Subtenant or any other party.

     12.3 If Subtenant does not surrender the Premises as required and holds over after its right to possession ends, Subtenant shall become a tenant at sufferance only, at a monthly rental rate equal to the greater of (i) one hundred fifty percent (150%) of the total Subtenant’s Rent payable in the last prior full month, or (ii) the amount payable by Sublandlord as “Tenant” under the Master Lease as a result of such holdover, without renewal, extension or expansion rights, and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Nothing other than a fully executed written agreement of the Parties creates any other relationship. Subtenant will be liable for Sublandlord’s loss, costs and damage from such holding over, including, without limitation, those from Sublandlord’s delay in delivering possession to other parties. These provisions are in addition to other rights of Sublandlord hereunder and as provided by law.
13. Subordination.
     In connection with Sublandlord’s compliance with Section 35 of the Master Lease, Subtenant agrees to execute, deliver and acknowledge, any and all documents necessary to permit Master Landlord to comply with such Section, or that may be required by Master Landlord or Master Landlord’s lender in connection therewith.
14. Waiver and Indemnification.
     In addition to and not in limitation of the provisions of the Master Lease relating to waiver of liability, waiver of subrogation and indemnification that apply to this Sublease as incorporated by Section 10 hereof, Subtenant agree as follows:
Subtenant shall indemnify, protect, hold harmless and defend Sublandlord and Sublandlord’s officers, directors, shareholders, partners, members, principals, employees, agents, representatives, and other related entities and individuals, and their respective successors and assigns (collectively, “Sublandlord’s Related Entities”), from and against any and all claims, actions, damages, liability, costs, and expenses, including attorneys’ fees and costs, arising from personal injury, death, and/or property damage and arising from: (a) Subtenant’s use or occupation of the Premises or any work or activity done or permitted by Subtenant in or about the Premises (including without limitation any storage or display of materials or merchandise, or other activity by Subtenant in the Common Facilities), (b) any activity, condition or occurrence in the Premises or other area under the control of Subtenant, (c) any breach or failure to perform any obligation imposed on Subtenant under this Sublease, (d) any breach or failure by Subtenant to cause the Premises (and any and all other areas of the Center under the control of Subtenant or that Subtenant is required to maintain) to comply with all Legal Requirements related to disabled persons or access, or (e) any other act or omission of Subtenant or its assignees or subtenants or their respective agents, contractors, employees, customers, invitees or licensees. Subtenant’s obligation to indemnify, protect, hold harmless and defend shall include, but not be limited to, claims based on duties, obligations, or liabilities imposed on Sublandlord or Sublandlord’s Related Entities by statute, ordinance, regulation, or other law, such as claims based on theories of peculiar risk and nondelegable duty, and to any and all other claims based on the negligent act or omission of Sublandlord or Sublandlord’s Related Entities. The parties intend that this provision be interpreted as the broadest Type I indemnity provision as defined in McDonald & Kruse, Inc. v. San Jose Steel Co., 29 Cal. App. 3rd 413 (1972), and as allowed by law between a landlord and a tenant. Upon notice from Sublandlord, Subtenant shall, at Subtenant’s sole expense and by counsel satisfactory to Sublandlord, defend any action or proceeding brought against Sublandlord or Sublandlord’s Related Entities by reason of any such claim. If Sublandlord or any of Sublandlord’s Related Entities is made a party to any litigation commenced by or against Subtenant, then Subtenant shall indemnify, protect, hold harmless and defend Sublandlord and Sublandlord’s Related Entities from and against any and all claims, actions, damages, liability, costs, expenses and attorneys’ fees and costs incurred or paid in connection with such litigation. Subtenant, as a material part of the consideration to Sublandlord hereunder, assumes all risk of, and waives all claims against Sublandlord for, personal injury or property damage in, upon or about the Premises, from any cause whatsoever. Provided, however, that the indemnifications and waivers of Subtenant set forth in this Section shall not apply to damage and liability caused (i) by the gross negligence or willful misconduct of Sublandlord or violation of the Hazardous Material provisions of the Master Lease by Sublandlord, and/or (ii) through no fault of Subtenant, its assignees or subtenants, or their respective agents, contractors, employees, customers, invitees or licensees.
15. Hazardous Materials. The provisions of the Master Lease relating to Hazardous Materials shall apply to this Sublease as incorporated by Section 10. Notwithstanding anything in this Sublease to the contrary, Subtenant shall have no liability or obligation whatsoever for any Hazardous Materials located in, on or about the Center, Building or Premises prior to the Sublease Commencement Date or that migrate onto the property on which the Center is located or appear within the Building or Premises, provided that neither Subtenant nor its employees, agents, licensees, contractors or invitees was the cause or source of such Hazardous Materials. To the extent required by law or for Subtenant’s use and occupancy of the Building and Premises, Sublandlord shall cause, at its sole cost and expense, any and all such Hazardous Materials discovered in, on or about the Building or Premises to be removed or otherwise remediated.
16. Assignment and Subletting. All of the terms and provisions of Section 25 of the Master Lease shall apply to this Sublease as if fully set forth herein (as provided in Section 10), except that (i) all permissions, submissions and consents provided therein shall be rendered to and required of both Sublandlord and Master Landlord, and (ii) the words “one-half of any consideration” appearing in the fourth and fifth lines of Section 25.9 shall be replaced with the words “all of the consideration.”
17. Interest on Subtenant’s Obligations. Any Subtenant’s Rent or other charge, expense or other sum due from Subtenant to Sublandlord under this Sublease that is not paid on the date due, shall bear interest from the date such payment is due until paid (computed on the basis of a 365-day-year) at the lesser of (a) the maximum lawful rate per annum or (b) twelve percent (12%) per annum. The payment of such interest shall not excuse or cure a default by Subtenant hereunder.
18. Signage and Access. Subject to Master Landlord’s approval, Subtenant shall have the right to install signage at the Center, Building and Premises, at its sole cost and expense, subject to, and in compliance with, the provisions of the Master Lease.

19. Commissions. Sublandlord has entered into certain listing agreements with Burnham Real Estate pursuant to which Sublandlord shall pay any commission payable in connection with this Sublease. Sublandlord hereby represents and warrants to Subtenant, and Subtenant hereby represents and warrants to Subtenant, that no other broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Sublease or to its knowledge is in any way connected with any such transactions. In the event of any other claims for brokers’ or finders’ fees or commissions in connection with the negotiation, execution or consummation of this Sublease, then Subtenant shall indemnify, save harmless and defend Sublandlord from and against such claims if they shall be based upon any statement, representation or agreement by Subtenant, and Sublandlord shall indemnify, save harmless and defend Subtenant from and against such claims if they shall be based upon any statement, representation or agreement by Sublandlord.
20. Parking. Subtenant shall have the right to use all parking areas available to Sublandlord under the Master Lease in accordance with and subject to the terms and provisions of the Master Lease.
21. Master Landlord Consent. This Sublease shall not become effective and shall not be deemed to be an offer to sublease or create any rights or obligations between Subtenant or Sublandlord unless and until Sublandlord and Subtenant have executed and delivered the same, and Master Landlord has executed and delivered a consent to this Sublease in the form attached hereto as Exhibit C, with such changes as may reasonably be accepted by Subtenant and Sublandlord. Sublandlord shall use commercially reasonable efforts to obtain the consent of Master Landlord promptly following mutual execution hereon. If no such consent to this Sublease is given by Master Landlord within thirty (30) days after the delivery of a copy of the fully executed Sublease to Master Landlord, then either Sublandlord or Subtenant shall have the right, by written notice to the other, to terminate this Sublease at any time prior to such consent from Master Landlord being given. By delivering this Sublease, each Party hereby represents and warrants to the other that such execution and delivery has been duly authorized by all necessary corporate or partnership action and that the person(s) executing same have been duly authorized to do so.
       In the event the Master Lease is terminated prior to the expiration of the Sublease Term, whether as a result of a voluntary termination by Sublandlord or a default on the part of Sublandlord, this Sublease shall, upon notice from Master Landlord to Subtenant, remain in full force and effect as a direct lease between Subtenant and Master Landlord (in which event Subtenant shall attorn to Master Landlord).
22. Possible Future Assignment. If during the Sublease Term Master Landlord agrees to consent to an assignment of the Master Lease to Subtenant on terms and conditions acceptable to Sublandlord, then, at the election of Sublandlord, Subtenant agrees to enter into good faith negotiations with Sublandlord for such assignment. The terms to be negotiated in connection with any such assignment shall include without limitation the assumption of the Master Lease, Subtenant’s liability for the remaining term of the Master Lease, the release of Sublandlord’s liability under the Master Lease, and Sublandlord’s payment, if appropriate, of an amount reasonably calculated to compensate Subtenant for any difference between the rent payable under this Sublease and the rent payable under the Master Lease for the then-remaining term of the Master Lease.
23. Vivarium Use by Sublandlord. Notwithstanding anything contained in this Sublease to the contrary, for a period of up to sixty (60) days after the Sublease Commencement Date, Sublandlord shall be entitled to retain possession of the vivarium space in the Premises for the operation of its vivarium operations, and shall have reasonable access thereto through the remainder of the Premises by card key or otherwise. Subtenant shall maintain the utility service currently serving the vivarium during such period, and Sublandlord shall be entitled to use such utilities for the normal operation of the vivarium no additional cost. Sublandlord shall assume all risks associated with access to and use of the vivarium during such time. Such vivarium space encompasses approximately 5,000 rentable square feet; accordingly, Subtenant shall be entitled to a credit against Base Rent for such use of $6,150 per month, prorated on a daily basis on the basis of a 30-day month. Upon vacation of such vivarium space, Sublandlord shall be permitted to remove its vivarium equipment described in Exhibit B-3, and shall leave the same broom clean and otherwise in its current configuration and condition.
24. Notices. In the event any notice from the Master Landlord or otherwise relating to this Sublease is delivered to, or is otherwise received by, Sublandlord, then Sublandlord shall, as soon thereafter as possible, but in any event within forty-eight (48) hours, deliver such notice to Subtenant if such notice is written or advise Subtenant thereof by telephone if such notice is oral. All notices, demands, statements and other communications that may or are required to be given by either Party to the other hereunder shall be in writing and shall be (i) personally delivered to the address or addressee provided herein, or (ii) sent by certified mail, postage prepaid and return receipt requested or (iii) delivered by a reputable messenger or overnight courier service and, in any case, addressed as follows:

If to Sublandlord:	Ligand Pharmaceuticals Incorporated
10275 Science Center Drive
San Diego, CA 92121-1117
Attn: Mr. John Sharp
Telephone: (858) 550-7573
Facsimile: (858) 550-5608

With a copy at the same time to:	Luce, Forward, Hamilton & Scripps LLP
600 West Broadway, Suite 2600
San Diego, CA 92101-3372
Attention: Robert D. Buell, Esq.
File No. 21088-2
Telephone: (619) 699-2466
Facsimile: (619) 645-5332

If to Subtenant:	eBioscience, Inc.
6042 Cornerstone Court, West
San Diego, California 92121
Attn: Todd R. Nelson Ph.D.
Telephone: (858) 642.2058

With a copy at the same time to:	Wirtz Hellenkamp LLP
12760 High Bluff Drive, Suite 300
San Diego, CA 92130
Attention: Richard M. Wirtz, Esq.
File No. 2445
Telephone: 858.259.5009
Facsimile: 858.259.6008
Email: rwirtz@wirtzlaw.com
     Any notice or document addressed to the Parties hereto at the respective addresses set forth on this Sublease or at such other address as they may specify from time to time by written notice delivered in accordance with this Section 24 shall be considered delivered (w) in the case of personal delivery, at the time of delivery or refusal to accept delivery; (x) on the third day after deposit in the United States mail, certified mail, postage prepaid; (y) in the case of reputable messenger or overnight courier service, upon delivery or refusal to accept delivery; or (z) in the event of failure of delivery by reason of changed address of which no notice was delivered or refusal to accept delivery, as of the date of such failure or refusal. If any such day of delivery is not a business day, the notice or document will be considered delivered on the next business day.
25. Miscellaneous.
     25.1 Time is of the essence of each and every term of this Sublease.
     25.2 Subtenant waives any right it may now or hereafter have (i) for exemption of property from liability for debt or for distress for rent or (ii) relating to notice or delay in levy of execution in case of eviction for nonpayment of rent.
     25.3 If there is more than one party constituting Subtenant, their obligations are joint and several, and Sublandlord need not first proceed against all of them before proceeding against any or all of the others.
     25.4 Subtenant acquires no rights by implication from this Sublease, and is not a beneficiary of any past, current or future agreements between Sublandlord and third parties.
     25.5 California law governs this Sublease. Neither Party may record this Sublease or a copy or memorandum thereof. Submission of this Sublease to Subtenant is not an offer, and Subtenant will have no rights hereunder until each Party executes a counterpart and delivers it to the other Party.
     25.6 This Sublease cannot be changed or terminated orally. All informal understandings and agreements, representation or warranties heretofore made between the

Parties are merged in this Sublease, which alone fully and completely expresses the agreement between Sublandlord and Subtenant as to the subleasing of the Premises.
     25.7 Each and every indemnification obligation set forth in this Sublease, or incorporated into this Sublease from the Master Lease, shall survive the expiration or earlier termination of the term of this Sublease.
     25.8 If, for any reason, any suit be initiated between Sublandlord and Subtenant to interpret or enforce any provision of this Sublease, the prevailing Party shall be entitled to recover from the other Party its legal costs, expert witness expenses, and reasonable attorneys’ fees, as fixed by the court.
     25.9 The Parties mutually acknowledge that this Sublease has been negotiated at arm’s length. The provisions of this Sublease shall be deemed to have been drafted by all of the Parties and this Sublease shall not be interpreted or constructed against any Party solely by virtue of the fact that such Party or its counsel was responsible for its preparation.
     25.10 This Sublease may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
     25.11 By delivering this Sublease, each Party hereby represents and warrants to the other that such execution and delivery has been duly authorized by all necessary corporate or partnership action and that the person(s) executing same have been duly authorized to do so.
     25.12 The captions in this Sublease are used for convenience and reference only and are not to be taken as part of this Sublease or to be used in determining the intent of the Parties or otherwise interpreting this Sublease.
     25.13 Subject to the restrictions on assignment set forth in this Sublease, this Sublease shall be binding upon and inure to the benefit of Sublandlord and Subtenant and their respective successors and assigns.
     25.14 Subtenant represents, warrants and covenants that any financial statements heretofore furnished to Sublandlord, in connection with this Sublease, are accurate and are not materially misleading.
[Remainder of page intentionally blank]

     IN WITNESS WHEREOF, this Sublease has been executed as of the day and year first above written.

“SUBLANDLORD”:	“SUBTENANT”:

LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation	eBIOSCIENCE, INC., a California corporation

By: /s/ John Sharp	By: /s/ Todd R. Nelson

Name: John Sharp	Name: Todd R. Nelson
Title: VP, Finance & CFO	Title: CEO

EXHIBIT A
MASTER LEASE
(See attached)
Reference is made to that certain Lease, dated July 6, 1994, between Ligand Pharmaceuticals Incorporated and Chevron/Nexus partnership and that certain First Amendment to lease dated July 6, 1994. This Lease was previously filed as an exhibit, and is hereby incorporated by reference to the same numbered exhibit filed with Ligand Pharmaceuticals Incorporated’s Annual Report on Form 10-K for the year ended December 31, 1995.

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EXHIBIT B-1
FLOOR PLAN OF PREMISES
(See attached)

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Exhibit B- 1 - Page 1 of 3 - Second Floor

Exhibit B- 1 - Page 2 of 3 - First Floor

Exhibit B- 1 - Page 3 of 3 - Basement

EXHIBIT B-2
FURNITURE
(See attached)

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EXHIBIT B-3
SUBLANDLORD’S VIVARIUM EQUIPMENT
(See attached)

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EXHIBIT C
CONSENT TO SUBLEASE
     This CONSENT TO SUBLEASE (this “Consent”) is entered into as of this ___day of December, 2007, by and between BMR-10255 Science Center Drive LLC, a Delaware limited liability company (“Master Lessor”), ”), LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (“Sublessor”), and eBIOSCIENCE, INC., a California corporation (“Sublessee”).
RECITALS
     A. WHEREAS, Sublessor and Master Lessor are parties to that certain Lease dated July 6, 1994, by and between Sublessor and Master Lessor’ predecessor, Chevron/Nexus Partnership (Lot 13), as amended by that certain First Amendment to Lease dated December 15, 1994, and by that certain Second Amendment to Lease dated January 30, 1997 (collectively, the “Master Lease”). Sublessor was referred to in the Master Lease as “Ligand Pharmaceuticals, Inc.” The premises demised under the Master Lease (the “Premises”) are located at 10255 Science Center Drive, San Diego, California 92121; and
     B. WHEREAS, Sublessor has applied to Master Lessor for its consent to that certain Sublease Agreement dated December 6, 2007 (the “Sublease”) between Sublessor and Sublessee, a copy of which is attached hereto as Exhibit “A”, whereby Sublessor subleases its interest in the Premises to Sublessee.
AGREEMENT
     NOW, THEREFORE, Master Lessor hereby consents to the Sublease, subject to and upon the following terms and conditions, to each of which Sublessor, Sublessee and Master Lessor expressly agree:
     1. Nothing contained in this Consent shall either:
          (a) operate as a consent to or approval by Master Lessor of any of the provisions of the Sublease or as a representation or warranty by Master Lessor, and Master Lessor shall not be bound or estopped in any way by the provisions of the Sublease; or
          (b) be construed to modify, waive or affect any of the provisions, covenants or conditions of, or any rights or remedies of Master Lessor under, the Master Lease. In the case of any conflict between the provisions of this Consent and those of the Sublease, the provisions of this Consent shall prevail.
     2. Sublessor and Sublessee expressly assume and agree that during the term of the Sublease, each shall perform and comply with each and every obligation of Sublessor under the Master Lease.
     3. Neither the Sublease nor this Consent shall release or discharge Sublessor from any liability under the Master Lease, and Sublessor shall remain liable and responsible for the

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full performance of all of the provisions, covenants and conditions set forth in the Master Lease. The acceptance of rent by Master Lessor from Sublessee or from any other person shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease (provided that Sublessor shall receive a credit against its required performance under the Master Lease for any payments or performance thereunder rendered by Sublessee to Master Lessor). Sublessor and Sublessee understand and represent that by entering into the Sublease, Master Lessor’s rights, remedies and liabilities under the Master Lease have not in any way been modified.
     4. Sublessor and Sublessee warrant that the attached Sublease represents the entire agreement between them. Sublessee further warrants that there was no compensation or consideration paid to either party as a condition of this Consent or the Sublease other than as stated herein or therein.
     5. The Sublease shall be subject and subordinate at all times to the Master Lease and all of its provisions, covenants and conditions. In case of a conflict between the provisions of the Master Lease and the provisions of the Sublease, the provisions of the Master Lease shall prevail.
     6. This Consent shall not constitute a consent to any subsequent subletting or assignment of the Master Lease, the Sublease or the Premises. This Consent may not be assigned by Sublessor or Sublessee in whole or in part.
     7. Sublessor and Sublessee shall protect, defend, indemnify, release, save and hold Master Lessor and each of Master Lessor’s officers, directors, affiliates, employees, agents, consultants and lenders (each, an “Indemnified Party”) harmless from and against any and all Losses (as defined below) imposed upon or incurred by or asserted against such Indemnified Party and directly or indirectly arising out of or in any way relating to Sublessor’s or Sublessee’s failure to perform or comply with any existing Master Lease obligations, and otherwise as set forth in the Master Lease. As used herein, the term “Losses” includes any and all claims, suits, liabilities, actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages and foreseeable and unforeseeable consequential damages of whatever kind or nature (including, without limitation, attorneys’ fees and other costs of defense).
     8. In the event of any default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors, or any one else liable under the Master Lease or the Sublease without first exhausting Master Lessor’s remedies against any other person or entity liable therefor to Master Lessor.
     9. In the event that Sublessor defaults in its obligations under the Master Lease, Master Lessor may, at its option and without being obligated to do so, require Sublessee to attorn to Master Lessor. If Master Lessor elects to require Sublessee to so attorn, then Master Lessor shall undertake the obligations of Sublessor under the Sublease from the time of the exercise of Master Lessor’s option under this Section until termination of the Sublease; provided, however, that Master Lessor shall not be liable for any prepaid rents or any security deposit paid by Sublessee, nor shall Master Lessor be liable for any other defaults of Sublessor under the Sublease.

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     10. If Master Lessor brings about legal action or proceedings to enforce the terms and/or conditions of the Master Lease or to declare its rights thereunder, Sublessor and Sublessee agree that any attorneys’ fees, costs and expenses of such proceeding shall be paid by the losing party as determined by the appropriate court.
     11. Master Lessor hereby represents and warrants to Sublessor and Sublessee that:
          a. Attached hereto as Exhibit “B” is a true, correct and complete copy of the Master Lease and the amendments thereto.
          b. The term of the Master Lease commenced August 21, 1995, and expires August 21, 2015.
          c. The Master Lease is in full force and effect, and has not been further modified.
          d. To Master Lessor’s current actual knowledge, as of the date hereof, there are no uncured defaults under the Master Lease by Master Lessor or Sublessee.
          e. Master Lessor has not given Sublessor any notice of default under the Master Lease, nor any notice that any material repair is required under the Master Lease, which notice(s), if any, have not been fully cured.
     12. This Consent (a) shall be construed in accordance with the laws of the State of California without regard to its conflict of law principles, (b) contains the entire agreement of the parties hereto with respect to the subject matter hereof and (c) may not be changed or terminated orally or by any course of conduct.
     13. Sublessor represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Burnham Real Estate, Sublessor agrees to indemnify and hold Master Lessor and Sublessee harmless from and against any claims by this or any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Sublessor with regard to the Sublease. The provisions of this Section shall survive the expiration or earlier termination of this Consent or the Master Lease.
     14. If any terms or provisions of the Master Lease or this Consent, or the application thereof to any person or circumstance, shall to any extent be held to be invalid or unenforceable, then the remainder of the Master Lease, this Consent or the application of such term or provision to persons or circumstances other than those as to which they are held invalid or unenforceable shall not be affected thereby, and each term and provision of the Master Lease and this Consent shall be valid and enforceable to the fullest extent permitted by law. Master Lessor’s rights and remedies provided for in the Master Lease, this Consent or by law shall, to the extent permitted by law, be cumulative.
     15. This Consent may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Consent.

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     IN WITNESS WHEREOF, Sublessor and Sublessee have affixed their respective signatures hereto as evidence of understanding of and agreement to the above, and Master Lessor has affixed its signature hereto to convey its consent to the Sublease.

MASTER LESSOR:	BMR 10255 SCIENCE CENTER DRIVE LLC, a Delaware limited liability company

By:

Name:

Title:

SUBLESSEE:	eBIOSCIENCE, INC., a California corporation

By:

Name:

Title:

SUBLESSOR:	LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation

By:

Name:

Title:

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Exhibit “A” to Consent
[Copy of Sublease]

Exhibit “B” to Consent
[Copy of Master Lease]